As filed with the Securities and Exchange Commission on August 3, 2012

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APPROACH RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0424817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Ridgmar Centre

6500 W. Freeway, Suite 800

Fort Worth, Texas 76116

(Address, including Zip Code, of principal executive offices)

Approach Resources Inc.

2007 Stock Incentive Plan

(Full title of the Plan)

J. Curtis Henderson

Executive Vice President and General Counsel

One Ridgmar Centre

6500 W. Freeway, Suite 800

Fort Worth, Texas 76116

(817) 989-9000

(Name, address and telephone number of agent for service)

Copy to:

Wesley P. Williams

Jessica W. Hammons

Thompson & Knight LLP

1722 Routh Street, Suite 1500

Dallas, Texas 75201

(214) 969-1700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)(3)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	1,976,226 shares	$ 26.74	$ 52,844,283	$ 6,056

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), the number of shares of common stock registered hereby pursuant to the Approach Resources Inc. 2007 Stock Incentive Plan (as amended, the “Plan”), is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or any other similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act and based upon the average of the high and low prices of the common stock, par value $0.01 per share, of Approach Resources Inc. (the “Registrant”) as reported on the NASDAQ Global Market on August 2, 2012.
(3)	This registration statement on Form S-8 registers an additional 1,976,226 shares of the Registrant’s common stock available for issuance under the Plan. The Registrant previously registered 2,477,841 shares, which included 2,066,800 shares issuable under the Plan and 411,041 shares of common registered for resale by certain selling stockholders, under a Registration Statement on Form S-8 (File No. 333-148951)

EXPLANATORY NOTE

Approach Resources Inc. (the “Registrant”) is filing this registration statement on Form S-8 (this “Registration Statement”) pursuant to General Instruction E of Form S-8 to register the offer and sale of 1,976,226 additional shares of common stock, par value $0.01 per share, that may be issued under the Approach Resources Inc. 2007 Stock Incentive Plan (as amended, the “Plan”) as a result of the adoption of an amendment to the Plan that among other things, (i) eliminated the “evergreen” provision in the Plan that provided that the number of shares available for grant under the Plan would be 10% of the outstanding shares of the Registrant’s common stock, as adjusted at the beginning of each calendar year and (ii) specified that 2,100,000 shares would be the maximum number of shares of common stock available for the grant of awards under the Plan after May 31, 2012. The stockholders of the Registrant approved amending the Plan for these purposes at the annual meeting of stockholders held on May 31, 2012. Except as otherwise set forth below, the contents of the registration statement on Form S-8 (File No. 333-148951) relating to the Plan, which was filed with the Securities and Exchange Commission (the “SEC”) on January 30, 2008, are incorporated by reference into this Registration Statement as permitted by General Instruction E of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to the Plan’s participants as specified by Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is registering 1,976,226 additional shares of common stock under the Plan covered hereby for which a registration statement on Form S-8 (File No. 33-148951) is currently effective. Therefore, pursuant to General Instruction E of Form S-8, the Registrant elects to incorporate by reference the contents of such registration statement which constitute information required in this Registration Statement.

Item 8. Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the SEC, each of the following exhibits is filed herewith:

4.1	Second Amendment to Approach Resources Inc. 2007 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 1, 2012).

5.1	Opinion of Thompson & Knight LLP.

23.1	Consent of Hein & Associates LLP.

23.2	Consent of DeGolyer and MacNaughton.

23.3	Consent of Thompson & Knight LLP (included in their opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas on August 3, 2012.

APPROACH RESOURCES INC.

By:	/s/ J. Ross Craft
J. Ross Craft
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 3, 2012. Each person whose signature appears below constitutes and appoints J. Ross Craft and Steven P. Smart, and each of them individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This document may be executed by the signatories hereto on any number of counterparts, all of which constitute one and the same instrument.

Signature	Title
/s/ J. Ross Craft	President, Chief Executive Officer and Director (Principal Executive Officer)
J. Ross Craft

/s/ Steven P. Smart	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Steven P. Smart

/s/ Bryan H. Lawrence	Director and Chairman of the Board of Directors
Bryan H. Lawrence

/s/ Alan D. Bell	Director
Alan D. Bell

/s/ James H. Brandi	Director
James H. Brandi

/s/ James C. Crain	Director
James C. Crain

/s/ Sheldon B. Lubar	Director
Sheldon B. Lubar

/s/ Christopher J. Whyte	Director
Christopher J. Whyte

EXHIBIT INDEX

Exhibit Number	Exhibit Title

4.1	Second Amendment to Approach Resources Inc. 2007 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 1, 2012).

5.1*	Opinion of Thompson & Knight LLP.

23.1*	Consent of Hein & Associates LLP.

23.2*	Consent of DeGolyer and MacNaughton.

23.3*	Consent of Thompson & Knight LLP (included in their opinion filed as Exhibit 5.1).

24.1*	Power of Attorney (included on signature page of this Registration Statement).

*	Filed herewith.